SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):
                       February 2, 2005 (January 31, 2005)


                          Trinity Learning Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                      Utah
                 (State of Other Jurisdiction of Incorporation)


                 0-8924                                73-0981865
        (Commission File Number)            (IRS Employer Identification No.)


           1831 Second Street
          Berkeley, California                           94710
(Address of Principal Executive Offices)              (Zip Code)


                                 (510) 540-9300
               (Registrant's Telephone Number, Including Zip Code)


          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

     On January 31, 2005, Trinity Learning Corporation (the "Company") and Laurus Master Fund, Ltd. ("Laurus") executed an amending agreement ("Amending Agreement") which (i) amended certain terms of a Secured Convertible Promissory Note ("Note") issued by the Company to Laurus and dated August 31, 2004, which Note was issued pursuant to that certain Securities Purchase Agreement dated August 31, 2004 between the Company and Laurus, and (ii) set forth certain other terms concerning the transactions contemplated by the Securities Purchase Agreement. The Amending Agreement provides that the conversion price under the Note will be changed to $0.45 from $0.72 for the first $250,000 aggregate principal amount of the Note converted into shares of the Company's common stock on or after January 31, 2005, and the Company has agreed to register the additional shares of its common stock that will be issuable as a result of this change in conversion price.

Item 9.01  Financial Statements and Exhibits

     (c)  Exhibits

          The following exhibit is furnished with this Current Report on Form
          8-K:

              Exhibit
               Number                       Description
               ------                       -----------
                10.1         Amending Agreement dated January 31, 2005



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TRINITY LEARNING CORPORATION



Date: February 2, 2005             By: /s/ Douglas Cole
                                           Douglas Cole, Chief Executive Officer




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